Exhibit 21.1

                             FRONTLINE CAPITAL GROUP
                           STATEMENT OF SUBSIDIARIES


NAME                                                      STATE OF ORGANIZATION
----                                                      ---------------------
CommerceInc. Corporation                                  Indiana
EmployeeMatters, Inc.                                     Delaware
OneXstream.com, Inc.                                      Delaware
OnSite Access, Inc.                                       Delaware
Reckson Office Centers, LLC                               Delaware
Reckson Strategic Venture Partners, LLC                   Delaware
RSI CIC, Inc.                                             Delaware
RSI ESO, Inc.                                             Delaware
RSI Fund Management, LLC                                  Delaware
RSI I/O Holdings, Inc.                                    Delaware
RSI-OnSite Holdings, LLC                                  Delaware
RSI-OSA Holdings, Inc.                                    Delaware
RSI RITS, Inc.                                            Delaware
RSVP Holdings, LLC                                        Delaware
VANTAS, Incorporated                                      Nevada



                                     IV-39